Oclaro Announces First Quarter Fiscal Year 2016 Financial Results
Achieved Positive Adjusted EBITDA and Non-GAAP Operating Income
SAN JOSE, Calif., – November 3, 2015 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its first quarter of fiscal year 2016, which ended September 26, 2015.

“I am very pleased with our first quarter results and would like to recognize and thank the entire Oclaro team for their accomplishments,” said Greg Dougherty, Oclaro’s Chief Executive Officer. “In addition to reaching our first milestone of generating positive Adjusted EBITDA, we also achieved non-GAAP operating income. These accomplishments resulted primarily from planned cost reductions, operational improvements, and strong growth across our 100G product portfolio over the past two years. We now believe that the foundation is in place to further grow our 100G product revenues and enable continued financial improvement.”
Results for the First Quarter of Fiscal 2016

•	Revenues were $87.5 million for the first quarter of fiscal 2016, compared with revenues of $82.2 million in the fourth quarter of fiscal 2015.

•	GAAP gross margin was 25.9% for the first quarter of fiscal 2016, compared with a GAAP gross margin of 19.3% in the fourth quarter of fiscal 2015.

•	Non-GAAP gross margin was 26.4% for the first quarter of fiscal 2016, compared with a non-GAAP gross margin of 19.9% in the fourth quarter of fiscal 2015.

•	GAAP operating loss was $2.0 million for the first quarter of fiscal 2016. This compares with a GAAP operating loss of $10.8 million in the fourth quarter of fiscal 2015.

•	Non-GAAP operating income was $0.4 million for the first quarter of fiscal 2016, compared with a non-GAAP operating loss of $5.4 million in the fourth quarter of fiscal 2015.

•	GAAP net loss for the first quarter of fiscal 2016 was $3.5 million. This compares with a GAAP net loss of $13.9 million in the fourth quarter of fiscal 2015.

•	Non-GAAP net loss for the first quarter of fiscal 2016 was $1.8 million. This compares with a non-GAAP net loss of $6.6 million in the fourth quarter of fiscal 2015.

•	Adjusted EBITDA was positive $4.2 million for the first quarter of fiscal 2016, compared with negative $1.2 million in the fourth quarter of fiscal 2015.

•	Cash, cash equivalents, restricted cash, and short-term investments were $107.7 million at September 26, 2015.
Second Quarter Fiscal Year 2016 Outlook
The guidance for the quarter ending December 26, 2015 is:

•	Revenues in the range of $88 million to $94 million.

•	Non-GAAP gross margin in the range of 24% to 27%.

•	Adjusted EBITDA in the range of $3 million to $7 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal year 2016 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 312-0860. A replay of the conference call will be available through November 17, 2015. To access the replay, dial (858) 384-5517. The passcode for the replay is 983349. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro's solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2015. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s first quarter of fiscal year 2016 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending December 26, 2015 regarding revenues, non-GAAP gross margin and Adjusted EBITDA, (ii) the growth of Oclaro’s 100G product revenues, and (iii) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) Oclaro's ability to timely develop, commercialize and ramp the production of new products, (ii) Oclaro's ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) Oclaro's ability to maintain strong relationships with certain customers, (iv) competition and pricing pressure, (v) Oclaro's ability to meet or exceed its gross margin expectations, (vi) Oclaro's ability to continue increasing the percentage of sales associated with its new products, (vii) Oclaro's dependence on a limited number of customers for a significant percentage of its revenues,  (viii) Oclaro's ability to effectively manage its inventory, (ix) the effects of fluctuating product mix on Oclaro's results, (x) Oclaro's ability to timely capitalize on any increase in market demand, (xi) the effects of fluctuations in foreign currency exchange rates, (xii) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xiii) Oclaro's ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xiv) Oclaro’s ability to service and repay its outstanding indebtedness pursuant to the terms of the applicable agreements, (xv) Oclaro's ability to further reduce costs and operating expenses, (xvi) the risks associated with Oclaro's international operations, (xvii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for Oclaro's products, (xviii) the outcome of tax audits or similar proceedings, (xix) the outcome of pending litigation against Oclaro and (xx) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014
	(Thousands, except per share amounts)
Revenues	$87,550	$82,192	$89,241
Cost of revenues	64,853	66,319	74,832
Gross profit	22,697	15,873	14,409
Operating expenses:
Research and development	10,945	9,053	13,913
Selling, general and administrative	13,208	15,148	15,414
Amortization of other intangible assets	251	252	418
Restructuring, acquisition and related (income) expense, net	32	2,546	1,730
(Gain) loss on sale of property and equipment	213	(316)	397
Total operating expenses	24,649	26,683	31,872
Operating loss	(1,952)	(10,810)	(17,463)
Other income (expense):
Interest income (expense), net	(1,276)	(1,259)	(104)
Gain (loss) on foreign currency transactions, net	504	(2,351)	(2,010)
Other income (expense), net	113	500	555
Total other income (expense)	(659)	(3,110)	(1,559)
Loss from continuing operations before income taxes	(2,611)	(13,920)	(19,022)
Income tax provision (benefit)	899	(51)	954
Loss from continuing operations	(3,510)	(13,869)	(19,976)
Loss from discontinued operations, net of tax	—	—	(378)
Net loss	$(3,510)	$(13,869)	$(20,354)
Basic and diluted net loss per share:
Loss per share from continuing operations	$(0.03)	$(0.13)	$(0.19)
Loss per share from discontinued operations	—	—	—
Basic and diluted net loss per share	$(0.03)	$(0.13)	$(0.19)
Shares used in computing net loss per share:
Basic	109,458	109,122	107,249
Diluted	109,458	109,122	107,249

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$22,697	$15,873	$14,409
Stock-based compensation in cost of revenues	456	460	330
Non-GAAP gross profit	$23,153	$16,333	$14,739
GAAP gross margin rate	25.9%	19.3%	16.1%
Non-GAAP gross margin rate	26.4%	19.9%	16.5%
Reconciliation of GAAP operating loss to non-GAAP operating income (loss) and adjusted EBITDA:
GAAP operating loss	$(1,952)	$(10,810)	$(17,463)
Stock-based compensation	1,824	1,547	1,286
Amortization of intangible assets	251	252	418
Restructuring, acquisition and related costs	32	2,546	1,730
Research and development tax credit relating to prior years	—	(1,104)	—
Raysung judgment	—	2,459	—
(Gain) loss on sales of property and equipment	213	(316)	397
Non-GAAP operating income (loss)	$368	$(5,426)	$(13,632)
Depreciation expense	3,847	4,238	4,704
Adjusted EBITDA	$4,215	$(1,188)	$(8,928)
Reconciliation of GAAP loss to non-GAAP loss from continuing operations:
GAAP loss from continuing operations	$(3,510)	$(13,869)	$(19,976)
Stock-based compensation	1,824	1,547	1,286
Amortization of intangible assets	251	252	418
Restructuring, acquisition and related costs	32	2,546	1,730
Research and development tax credit relating to prior years	—	(1,104)	—
Raysung judgment	—	2,459	—
Other (income) expense items, net	(113)	(500)	(555)
(Gain) loss on sales of property and equipment	213	(316)	397
(Gain) loss on foreign currency translation	(504)	2,351	2,010
Non-GAAP loss from continuing operations	$(1,807)	$(6,634)	$(14,690)
Non-GAAP loss per share-continuing operations:
Basic and diluted	$(0.02)	$(0.06)	$(0.14)
Shares used in computing Non-GAAP loss per share-continuing operations:
Basic and diluted	109,458	109,122	107,249

	Three Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$456	$460	$330
Research and development	424	377	332
Selling, general and administrative	944	710	624
Total	$1,824	$1,547	$1,286

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 26, 2015	June 27, 2015
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$105,142	$111,840
Restricted cash	2,526	3,275
Accounts receivable, net	78,485	74,815
Inventories	67,237	66,342
Prepaid expenses and other current assets	20,390	22,746
Total current assets	273,780	279,018
Property and equipment, net	41,511	41,766
Other intangible assets, net	2,306	2,579
Other non-current assets	2,514	2,521
Total assets	$320,111	$325,884
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,480	$53,133
Accrued expenses and other liabilities	35,625	35,648
Capital lease obligations, current	3,667	3,580
Total current liabilities	90,772	92,361
Deferred gain on sale-leasebacks	8,452	8,978
Convertible notes payable	61,449	61,246
Capital lease obligations, non-current	749	1,167
Other non-current liabilities	9,269	9,132
Total liabilities	170,691	172,884
Stockholders’ equity:
Preferred stock
Common stock	1,107	1,099
Additional paid-in capital	1,466,382	1,464,567
Accumulated other comprehensive income	39,633	41,526
Accumulated deficit	(1,357,702)	(1,354,192)
Total stockholders’ equity	149,420	153,000
Total liabilities and stockholders’ equity	$320,111	$325,884